                                                                EXHIBIT 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Frontier

Corporation of our report dated January 16, 1995, which appears on page 28 of the 1994 Proxy Statement - Financial Review of Frontier Corporation, which is incorporated by reference in its Annual Report on Form 10-K and Form 10-K/A for

the year ended December 31, 1994.  We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of such Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report on the supplementary consolidated financial statements which give retroactive effect to the acquisition by

Frontier Corporation of American Sharecom, Inc. which constitutes part of the

Frontier Corporation Current Report on Form 8-K dated April 12, 1995.  We also consent to the incorporation by reference of our report on the supplementary consolidated financial statements which give retroactive effect to the merger of Frontier Corporation with ALC Communications Corporation which constitutes part of the Frontier Corporation Current Report on Form 8-K dated November 14,

1995.  We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Rochester, New York
January 26, 1996